Exhibit 23.3  --  Consent of Experts



MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the registrations statement on Form SB2/A of Reshoot & Edit, of our report dated September 7, 2006 on our audit of the financial statements of Reshoot & Edit as of August 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."


/s/ Moore & Associates Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 12, 2007


             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702) 253-7511 Fax (702) 253-7501


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